Exhibit 99.1

Amesite Announces Pricing of Public Offering of Common Stock

DETROIT, February 11, 2022 /PRNewswire/ -- Amesite Inc. (Nasdaq: AMST) (“Amesite” or the “Company”), a leading artificial intelligence software company offering a cloud-based learning platform and content creation services for business, university, nonprofit, and government agency learning and upskilling, today announced the pricing of its “best efforts” underwritten public offering of 3,437,500 shares of its common stock at a public offering price of $0.80 per share, before underwriting discounts and commissions, for an aggregate offering of approximately $2.75 million. The offering is expected to close on February 16, 2022, subject to the satisfaction of customary closing conditions.

Laidlaw & Company (UK) Ltd. is acting as sole book-running manager for the offering.

Amesite intends to use the net proceeds from the offering for general corporate purposes, capital expenditures, working capital and general and administrative expenses.

A shelf registration statement on Form S-3 (Registration No. 333-260666) relating to the public offering of the shares of common stock described above was previously filed with the Securities and Exchange Commission (SEC) and declared effective on November 1, 2021. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement, when available, and accompanying prospectus relating to the offering may be obtained from Laidlaw & Company (UK) Ltd., 521 Fifth Ave., 12th Floor, New York, NY 10175, Attention: Syndicate Dept.; email: syndicate@laidlawltd.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About Amesite Inc.

Amesite delivers the world’s most effective online learning systems for employees, students, and job seekers. Artificial intelligence drives the platform: Amesite delivers clean, accessible interfaces, best-in-class technology, and unparalleled scalability and integration capabilities. Our partners give us the best reviews in the industry, with customer-branded learning community environments that integrate with your existing tools – and deliver outstanding results. The future of learning is here: Amesite delivers systems for businesses, universities, non-profits, and government agencies, branded to you, in as little as 24h. For more information, visit https://amesite.com/.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, the Company’s planned online machine learning platform, the Company’s business plans, any future commercialization of the Company’s online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

CORE IR

info@amesite.com

516-222-2560

Media Contact:

Jules Abraham

Julesa@COREIR.com